Exhibit 99.3

NEXCEN BRANDS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated balance sheets as of June 30, 2007 are based on: (a) the unaudited historical consolidated financial statements of NexCen Brands, Inc., a Delaware corporation (the “Company”) and (b) the pro forma adjustments relating to the acquisition of Pretzel Time Franchising, LLC (“Pretzel Time”) and Pretzelmaker Franchising, LLC (“Pretzelmaker,” and together with Pretzel Time, the “Pretzel Time and Pretzelmaker Brands”) acquired from Mrs. Fields Famous Brands, LLC (“Mrs. Fields”) on August 7, 2007. The unaudited pro forma condensed consolidated balance sheet includes pro forma information relating to the Pretzel Time and Pretzelmaker Brands’ assets acquired in lieu of historical financial information since the assets acquired had no carrying value on the books of Mrs. Fields (discussed below) and no liabilities were assumed. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2006 are based on: (a) the audited historical consolidated statement of operations of the Company, (b) the unaudited pro forma statement of operations of The Athlete’s Foot Brands, LLC (“TAF”), which was acquired on November 7, 2006, as if that acquisition had occurred on January 1, 2006 and all respective items of income, expense, and pro forma adjustments related thereto (which are more fully detailed in the Form 8-K filed on November 14, 2006) have been included for the full year, (c) the pro forma condensed consolidated income statements of Bill Blass Holding Co., Inc. (“Bill Blass”) which was acquired by the Company on February 15, 2007, after giving effect to the sale by Bill Blass of Bill Blass, Ltd., a wholly owned subsidiary (as more fully described in the Forms 8-K and 8-K/A filed on February 21, 2007 and May 3, 2007, respectively), (d) the pro forma condensed consolidated income statements of MaggieMoos’ International, LLC (“Maggie Moo’s”) and Marble Slab Creamery, Inc. (“Marble Slab”), the former acquired through merger and the business of the latter through an asset purchase, both effective February 28, 2007 (as more fully described in the Forms 8-K and 8-K/A filed on March 6, 2007 and May 10, 2007, respectively), (e) the audited historical financial statement of revenues and direct expenses relating to the Waverly®, Gramercy® and Village® brands (“Waverly Brands”) acquired on May 2, 2007 (as more fully described in the Forms 8-K and 8-K/A filed on May 8, 2007 and July 18, 2007, respectively), and (f) the audited historical financial statement of revenues and direct expenses of the Pretzel Time and Pretzelmaker Brands. The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2007 are based on: (a) the unaudited historical condensed consolidated financial statements of the Company, (b) unaudited pro forma information with respect to the Bill Blass, MaggieMoo’s, Marble Slab and Waverly Brands acquired in 2007 to include their respective items of income, expense and pro forma adjustments related thereto as if those acquisitions had all occurred on January 1, 2007, and (c) the unaudited statement of revenues and direct expenses of the Pretzel Time and Pretzelmaker Brands.

On August 7, 2007, the Company through its wholly owned subsidiary NexCen Asset Acquisition, LLC acquired substantially all of the intellectual property assets (including principally trademarks, and franchise agreements relating to the Pretzel Time and Pretzelmaker Brands pursuant to an Asset Purchase Agreement (the “Purchase Agreement”) with Mrs. Fields for cash consideration of $22.1 million and approximately $7.9 million in shares of the Company’s common stock. Mrs. Fields did not manage the Pretzel Time and Pretzelmaker Brands as stand-alone businesses as either a subsidiary or division, and therefore complete historical financial statements are not available with respect to the assets acquired. Additionally, because the intellectual and intangible property acquired by the Company was fully amortized by Mrs. Fields they had no carrying value in the historical balance sheets of Mrs. Fields. Further, the assets acquired did not include any physical assets, accounts receivable, accounts payable or other working capital accounts, and no other liabilities were assumed in connection with the acquisition. Because there is no historical value to the assets acquired and no liabilities were assumed in connection with the acquisition, the audited historical statement of assets acquired and liabilities assumed has not been presented.

The unaudited pro forma condensed consolidated balance sheet as of June 30, 2007 is presented as if the acquisition had occurred on June 30, 2007. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2006 are presented as if the acquisition was effective January 1, 2006 and was carried forward through December 31, 2006. The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2007 are presented as if the acquisition was effective January 1, 2007 and was carried forward through June 30, 2007. The unaudited pro forma condensed consolidated financial statements, which include adjustments relating to the acquisition are not intended to represent or be indicative of the consolidated results of operations or financial position of the Company that would have been reported had the acquisition been completed on the dates presented, and should not be taken as representative of the future consolidated results of operations or financial position of the Company. The unaudited pro forma financial statements do not reflect any operating efficiencies or cost savings, if any, that the Company may achieve with respect to the consolidated companies.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes of the Company included in our Annual Report on Form 10-K/A, our Quarterly Reports on Form 10-Q, the Form 8-K for TAF filed on November 14, 2006, the Form 8-K/A for Bill Blass filed on May 3, 2007, the Form 8-K/A filed on May 10, 2007 for MaggieMoo’s and Marble Slab, and the Form 8-K/A for the Waverly Brands filed on July 18, 2007, along with the audited historical statement of revenues and direct expenses and accompanying notes of the Pretzel Time and Pretzelmaker Brands which are included as exhibits to this Form 8-K/A.

NEXCEN BRANDS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS

As of June 30, 2007

(in thousands)
	NexCen Historical	Pretzel Time and Pretzelmaker Brands Pro Forma		Pro Forma Consolidated

Assets:
Cash and cash equivalents	$27,116	$(22,070)	(a)	$5,046
Restricted cash	7,012	-		7,012
Accounts receivable, net	4,615	-		4,615
Interest and other receivables	1,287	-		1,287
Prepaid expenses and other assets	4,150	-		4,150
Property and equipment, net	3,049	-		3,049
Trademarks and Goodwill	219,282	28,627	(b)	247,909
Intangible assets, net	6,476	1,740	(b)	8,216
Total assets	$272,987	$8,297		$281,284

Liabilities and Stockholders' Equity:
Accounts payable and accrued expenses	$9,801	$300	(c)	$10,101
Deferred revenue	5,651	-		5,651
Other current liabilities	6,254	-		6,254
Long term debt	53,800	-		53,800
Other liabilities - long term	7,639	-		7,639
Deferred tax liability	20,537	-		20,537
Total liabilities	103,682	300		103,982

Minority Interest	2,982	-		2,982
Stockholders’ equity	166,323	7,997	(d)	174,320
Total liabilities and stockholders' equity	$272,987	$8,297		$281,284

See accompanying notes to unaudited pro forma condensed consolidated balance sheet.

NEXCEN BRANDS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Six Months Ended June 30, 2007

(in thousands, except per share data)

	NexCen Historical	To Exclude: Previously Acquired Entities Actual	To Include: Previously Acquired Entities Pro Forma	NexCen Historical and Previously Acquired Entities Total	Pretzel Time and Pretzelmaker Brands Pro Forma	Pro Forma Adjustments		Pro Forma Consolidated
Revenues
Royalty revenues	$5,689	$2,333	$2,510	$5,866	$2,339	$-		$8,205
Licensing revenues	5,786	5,766	9,617	9,637	416	-		10,053
Franchise fee revenues	1,261	904	1,673	2,030	132	-		2,162
Total revenues	12,736	9,003	13,800	17,533	2,887	-		20,420

Operating expenses
Selling, general and
administrative expenses	9,480	3,430	6,453	12,503	879	-		13,382
Professional fees	1,230	239	688	1,679	-	-		1,679
Depreciation and amortization	505	155	215	565	-	182	(b)	747
Stock based compensation	1,371	-	-	1,371	-	-		1,371
Total operating expenses	12,586	3,824	7,356	16,118	879	182		17,179

Operating (loss) income	150	5,179	6,444	1,415	2,008	(182)		3,241

Other income (expense)
Interest expense	(1,187)	(375)	(375)	(1,187)	-	-		(1,187)
Interest income	1,161	9	9	1,161	-	-		1,161
Minority interest	(142)	(142)	(142)	(142)	-	-		(142)
Other	240	35	35	240	-	-		240

Income (loss) from continuing
operations before income taxes	222	4,706	5,971	1,487	2,008	(182)		3,313

Provision for income taxes
Current	217	-	-	217	-	-	(e)	217
Deferred	-	-	-	-	-	2,178	(e)	2,178

Income (loss) from continuing
operations	$5	$4,706	$5,971	$1,270	$2,008	$(2,360)		$918

Income per share from continuing operations
Basic	$0.00							$0.02

Diluted	$0.00							$0.02

Weighted average shares outstanding
Basic shares	49,996							50,997
Diluted shares	53,313							54,314

See accompanying notes to unaudited pro forma condensed consolidated statement of operations.

NEXCEN BRANDS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Year Ended December 31, 2006

(in thousands, except per share data)

	NexCen Historical	Previously Acquired Entities Pro Forma	NexCen Historical and Previously Acquired Entities Pro Forma	Pretzel Time and Pretzelmaker Brands Pro Forma	Pro Forma Adjustments		Pro Forma Consolidated
Revenues
Royalty revenues	$1,175	$12,038	$13,213	$4,987	$-		$18,200
Licensing revenues	-	15,837	15,837	902	-		16,739
Franchise fee revenues	749	5,963	6,712	380	-		7,092
Total revenues	1,924	33,838	35,762	6,269	-		42,031

Operating expenses
Selling, general and
administrative expenses	6,082	18,714	24,796	1,786	-		26,582
Professional fees	1,149	1,381	2,530	-	-		2,530
Depreciation and amortization	471	716	1,187	-	364	(b)	1,551
Stock based compensation	1,632	-	1,632	-	-		1,632
Restructuring charge	1,079	-	1,079	-	-		1,079
Total operating expenses	10,413	20,811	31,224	1,786	364		33,374

Operating income (loss)	(8,489)	13,027	4,538	4,483	(364)		8,657

Other income (expense)
Interest expense	-	(2,187)	(2,187)	-	-		(2,187)
Interest income	2,637	900	3,537	-	-		3,537
Other	700	742	1,442	-	-		1,442

Income (loss) from continuing
operations before income taxes	(5,152)	12,482	7,330	4,483	(364)		11,449

Provision for income taxes
Current	81	37	118	-	-	(e)	118
Deferred	-	-	-	-	4,357	(e)	4,357

Income (loss) from continuing
operations	$(5,233)	$12,445	$7,212	$4,483	$(4,721)		$6,974

Income (loss) per share from continuing operations
Basic	$(0.11)						$0.14

Diluted	$(0.11)						$0.14

Weighted average shares outstanding
Basic shares	45,636						49,063
Diluted shares	45,636						49,803

See accompanying notes to unaudited pro forma condensed consolidated statement of operations.

NEXCEN BRANDS, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

BASIS OF PRO FORMA PRESENTATION (in thousands, except per share amounts)

The unaudited pro forma condensed consolidated balance sheet as of June 30, 2007 is based on the unaudited historical condensed consolidated balance sheets of the Company (which includes the businesses acquired in February and May 2007 discussed below) and the pro forma adjustments relating to the acquisition of the intellectual property of the Pretzel Time and Pretzelmaker Brands. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2006 and the six months ended June 30, 2007 are based on the historical financial statements of the Company, the pro forma condensed statement of revenues and direct expenses of the Pretzel Time and Pretzelmaker Brands, the pro forma condensed consolidated statements of operations of Bill Blass which was acquired by the Company on February 15, 2007, the pro forma condensed consolidated statements of operations of MaggieMoo's and Marble Slab which were acquired by the Company on February 28, 2007 as detailed below, and the pro forma condensed statement of revenues and direct expenses of the Waverly Brands which were acquired by the Company on May 2, 2007, all after giving effect to certain other assumptions and adjustments described in the notes herein. The unaudited pro forma condensed consolidated financial statements of operations for the year ended December 31, 2006 also include the unaudited pro forma statement of operations of TAF, which was acquired on November 7, 2006, as if that acquisition had occurred on January 1, 2006 and all respective items of income, expense and pro forma adjustments related thereto (which are more fully detailed in the Form 8-K filed on November 14, 2006) have been included for the full year. The unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2007 include the pro forma statements of operations of Bill Blass, MaggieMoo’s, Marble Slab, the Waverly Brands, and the Pretzel Time and Pretzelmaker Brands as if those acquisitions had occurred on January 1, 2007 and all respective items of income, expense and pro forma adjustments related thereto (as detailed in the respective Forms 8-K and Forms 8-K/A) have been included for the six month period ended June 30, 2007.

Previously Acquired Entities

Actual and pro forma information relating to previously acquired entities includes the following, as applicable:

TAF (Pro Forma):

On November 7, 2006 the Company completed the acquisition of TAF and certain nominal fixed assets owned by an affiliate of TAF as more fully described in the Form 8-K filed on November 14, 2006. The historical balance sheet of the Company at June 30, 2007 includes the assets and liabilities of TAF. The historical statement of operations includes the elements of income and expense of TAF for the period November 7, 2006 to December 31, 2006. The accompanying unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2006 includes a column labeled “Previously Acquired Entities - Pro Forma” which: (a) eliminates the effect of the TAF interim period on the full year historical statement of operations of the Company, (b) includes the full year statement of operations (unaudited) of TAF, and (c) includes pro forma adjustments of interest and amortization expenses relating to TAF as more fully described in the accompanying notes. The details with respect to the TAF (Pro Forma) condensed consolidated statement of operations are detailed more fully in the Form 8-K filed on November 14, 2006.

Bill Blass (Pro Forma):

On February 15, 2007, the Company acquired the outstanding stock of Bill Blass Holding Co., Inc. and certain subsidiaries which comprise the intellectual property-centric assets, liabilities, and operations of the Bill Blass® brand for initial consideration of approximately $54 million as more fully described in the Form 8-K/A filed on May 3, 2007. The historical balance sheet of the Company at June 30, 2007 includes the intellectual property - centric assets and liabilities of Bill Blass which were acquired. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2006 include a column labeled “Previously Acquired Entities - Pro Forma” which include the operations of Bill Blass which were acquired, on a pro forma basis as more fully described in the Form 8-K/A filed on May 2, 2007. The historical statement of operations for the six months ended June 30, 2007 includes the elements of income and expense for Bill Blass for the period February 16, 2007 to June 30, 2007. The accompanying unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2007 includes a column labeled “Previously Acquired Entities - Pro Forma” which: (a) eliminates the effect of the Bill Blass interim period from the full six month historical statement of operations of the Company, (b) includes the full six month statement of operations (unaudited) of Bill Blass, and (c) includes pro forma adjustments of interest and amortization expenses as more fully described in the accompanying notes.

MaggieMoo’s and Marble Slab (Pro Forma):

On February 28, 2007, the Company, (a) through a wholly owned subsidiary, merged with MaggieMoo’s for initial consideration of approximately $16.1 million and (b) completed the purchase of substantially all of the franchising system related assets of Marble Slab for initial consideration of $21.0 million, both as more fully described in the Form 8-K/A filed on May 10, 2007. The historical balance sheet of the Company at June 30, 2007 includes the assets and liabilities of MaggieMoo’s and Marble Slab which were acquired. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2006 include a column labeled “Previously Acquired Entities - Pro Forma” which include the operations of MaggieMoo’s and Marble Slab which were acquired, on a pro forma basis as more fully described in the Form 8-K/A filed on May 10, 2007. The historical statement of operations includes the elements of income and expense of MaggieMoo’s and Marble Slab for the period March 1, 2007 to June 30, 2007. The accompanying unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2007 includes a column labeled “Previously Acquired Entities - Pro Forma” which: (a) eliminates the effect of the MaggieMoo’s and Marble Slab interim period from the full six month historical statement of operations of the Company, (b) includes the full six month statement of operations (unaudited) of MaggieMoo’s and Marble Slab, and (c) includes pro forma adjustments of interest and amortization expenses as more fully described in the accompanying notes.

Waverly Brands (Pro Forma):

On May 2, 2007, the Company completed the acquisition of the Waverly Brands products and services including the licensing of trademarks and copyrights (the “intellectual property”) for $34 million in cash and issued a 10-year warrant to purchase 50,000 shares of common stock in connection with the acquisition both as more fully described in the Form 8-K/A filed on July 18, 2007. The historical balance sheet of the Company at June 30, 2007 includes the assets and liabilities of the Waverly Brands which were acquired. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2006 includes a column labeled “Previously Acquired Entities - Pro Forma” which include the operations of the Waverly Brands which were acquired, on a pro forma basis as more fully described in the Form 8-K/A filed on July 18, 2007. The historical statement of operations includes the elements of income and expense of the Waverly Brands for the period May 2, 2007 to June 30, 2007. The accompanying unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2007 includes a column labeled “Previously Acquired Entities - Pro Forma” which (a) eliminates the effect of the Waverly Brands interim period from the full six month historical statement of operations of the Company, (b) includes the full six month statement of operations (unaudited) of the Waverly Brands, and (c) includes pro forma adjustments of interest and amortization expenses as more fully described in the accompanying notes.

Pro Forma Adjustments:

The column labeled “Pretzel Time and Pretzelmaker Brands Pro Forma” in the accompanying unaudited pro forma condensed consolidated balance sheet and the columns labeled “Pretzel Time and Pretzelmaker Brands Pro Forma" and "Pro Forma Adjustments” in the accompanying unaudited pro forma condensed consolidated statements of operations, include the pro forma effects of the acquisition, as more fully described in the notes herein.

The Company accounts for acquisitions under Financial Accounting Standards Board Statement No. 141, Business Combinations (“SFAS 141”). Under SFAS 141, the Company will allocate the purchase price of the Pretzel Time and Pretzelmaker Brands to the estimated fair value of the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values. As previously discussed, no tangible assets were acquired and no liabilities were assumed in connection with the acquisition. The Company's management has made certain assumptions and estimates in determining the purchase price and preliminary allocation of the estimated purchase price in the unaudited pro forma condensed consolidated financial statements.

The Company anticipates that it will be able to utilize available tax loss carryforwards to offset substantially all reported pro forma income as a result of the acquisition. Consequently, no current provision for income tax expense is recorded in the unaudited pro forma condensed consolidated financial statements. In accordance with Financial Accounting Standards Board Statement No. 109, Income Taxes, the Company is required to recognize deferred tax expense related to differences in amortization of intangible property for financial statement and income tax purposes.

The unaudited pro forma condensed consolidated financial statements are not intended to represent or be indicative of the consolidated results of operations or financial position of the Company that would have been reported had the acquisition been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial position of the Company. The unaudited pro forma condensed consolidated financial statements do not reflect any operating efficiencies or cost savings, if any, that the Company may achieve with respect to the consolidated companies.

The allocation of the purchase price used in the unaudited pro forma condensed consolidated financial statements is based upon preliminary estimates. The estimates and assumptions are subject to change upon the finalization of the valuation of the brands acquired. The final determination of the allocation of the purchase price will be based on the actual intangible assets that exist at the acquisition date. The final valuation of identifiable intangible assets and their estimated useful lives may change from the Company's preliminary estimates, which could result in a material change to the amortization of intangible assets. Additionally, although no liabilities were assumed in connection with the acquisition, any non-indemnified future claims made against the Company in connection with the brands may have an effect on the final determination of the allocation of the purchase price.

Initial Purchase Price

The total initial purchase price is comprised of:

Cash	$22,070
Common stock	7,997
Transaction costs	300
Total purchase price	$30,367

Fair Value of common stock issued:

A total of 1,000,915 shares of the Company's common stock were issued in connection with the acquisition based on the closing date reference price of $7.35 per share. Under the terms of the Purchase Agreement, 536,419 shares will be held in escrow for up to fifteen (15) months and be available to satisfy indemnity claims. For financial reporting purposes, and in accordance with SFAS 141 and related guidance thereto the value of the shares issued as consideration in connection with the acquisition is determined by multiplying the number of shares issued by the average closing quoted market price of the shares for the 5-day period beginning two days prior to the acquisition and ending two days after the acquisition, or $7.99. In addition, the issuance of the shares held in escrow are not contingent on any future event and are therefore considered issued and outstanding for purposes of this presentation.

Transaction costs:

Acquisition related transaction costs of $300 include the Company's estimate of investment banking fees, legal and accounting fees and other external costs related to the acquisition.

Preliminary Purchase Price Allocation

The total initial purchase price was allocated to the Pretzel Time and Pretzelmaker Brands based on their estimated fair values as of June 30, 2007. The excess of the purchase price over the identifiable intangible assets will be recorded as goodwill. Based upon a preliminary valuation, the total initial purchase price is allocated as follows:

Trademarks	$27,500
Franchise agreements	740
Non-Compete agreement	1,000
Goodwill	1,127
Total purchase price	$30,367

Identifiable intangible assets:

Identifiable intangible assets acquired include trademarks, existing franchise agreements, and a non-compete agreement with Mrs. Fields. Trademarks include the Pretzel Time® and Pretzelmaker® trademarks and logos that are registered principally in the U.S. Franchise agreements represent existing contract relationships with franchisees that retail the Pretzel Time® and Pretzelmaker® products. The non-compete agreement specifies that Mrs. Fields, its subsidiaries and affiliates will not offer products or services similar to those of Pretzel Time and Pretzelmaker for a period of five years.

Goodwill:

Goodwill represents the excess of the purchase price and transaction costs in excess of the net tangible and identifiable intangible assets acquired. Changes in the carrying amounts of net identifiable tangible assets between December 31, 2006 and the closing of the Purchase Agreement will result in changes to the portion of the purchase price allocated to goodwill.

The preliminary purchase price was calculated based on the trailing twelve months of royalty and other revenue generated by the Pretzel Time and Pretzelmaker Brands through June 30, 2007. The asset purchase agreement provided for an adjustment to the preliminary purchase price based on an audit of the trailing twelve months revenues. Based on the audit, the Company expects to receive a refund of cash and stock approximating $95,000, which amount will reduce goodwill when received.

PRO FORMA ADJUSTMENTS

The following pro forma adjustments are included in the unaudited pro forma condensed consolidated financial statements:

(a)  Cash and cash equivalents - The Company paid $22,070 to acquire the assets and operations of the Pretzel Time and Pretzelmaker Brands.

(b)  Trademarks and goodwill and intangible assets, net - To record the difference between the preliminary fair value and the historical amounts of intangible assets as follows:

	Historical Amount, net	Preliminary Fair Value	Increase (Decrease)	Annual Amortization	Estimated Useful Life

Trademarks	$-	$27,500	$27,500	$-
Goodwill	-	1,127	1,127	-
Sub-total	-	28,627	28,627	-
Non-compete agreement		1,000	1,000	200	5 years
Franchise agreements	-	740	740	164	4.5 years
Sub-total	-	1,740	1,740	364
Total	$-	$30,367	$30,367

Historical amortization related to the Pretzel Time and Pretzelmaker Brands				-

Net increase in amortization-	Annual basis			$364
Net increase in amortization-	Six months			$182

(c)   Accrued expenses - Estimated transaction costs of $300 were accrued at closing.

(d)   Stockholders’ equity - The Company issued a total of 1,000,915 shares of the Company's common stock in the transaction at an average price determined in accordance with SFAS No. 141 of $7.99 per share. Under the terms of the Purchase Agreement, 536,419 shares will be held in escrow for up to fifteen (15) months and be available to satisfy indemnity claims. The pro forma adjustment with respect to the shares issued assumes that all of the shares held in escrow will ultimately be released to Mrs. Fields.

(e)   Income taxes - The Company has federal income tax loss carryforwards available of approximately $777 million at December 31, 2006 that expire between 2011 and 2026. The Company anticipates that it will be able to utilize these tax loss carryforwards to substantially reduce or eliminate any current federal income tax liability relating to the income of the Pretzel Time and Pretzelmaker Brands, and as a result no pro forma provision for income taxes has been recorded.

In accordance with Financial Accounting Standards Board No. 109, Accounting for Income Taxes (“SFAS No. 109”), the Company is required to recognize a deferred tax expense resulting primarily from differences in accounting for intangible assets for book and tax purposes. For tax purposes, the Company is amortizing indefinite lived intangible assets and goodwill over 15 years. The Company has calculated the deferred tax expense on amortization of goodwill and trademarks to be $2,178 and $4,357 for the six months ended June 30, 2007 and year ended December 31, 2006, respectively.

PRO FORMA EARNINGS PER SHARE

The pro forma earnings per share are based on the weighted average number of shares of the Company’s common stock outstanding and are adjusted for additional common stock issued in connection with previous acquisitions.

Pro forma shares outstanding are calculated as follows:	Year Ended December 31,	Six Months Ended June 30,
	2006	2007
Basic, as reported	45,636	49,996
Stock issued in connection with Previously Acquired entities	2,426	-
Stock issued in connection with the Pretzel Time and Pretzelmaker Brands	1,001	1,001
Basic, pro forma	49,063	50,997

Diluted, as reported	45,636	53,313
Stock issued in connection with Previously Acquired Entities	3,166	-
Stock issued in connection with the Pretzel Time and Pretzelmaker Brands	1,001	1,001
Diluted, pro forma	49,803	54,314

PREVIOUSLY ACQUIRED ENTITIES (PRO FORMA):

Previously Acquired Entities (Pro Forma) for the Six Months ended June 30, 2007 is calculated as follows:

NEXCEN BRANDS INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS OF PREVIOUSLY ACQUIRED ENTITIES
For the Six Months Ended June 30, 2007

(in thousands)

	To Exclude Previously Acquired Entities:				To Include Previously Acquired Entities:
	Bill Blass Actual	MaggieMoo's and Marble Slab Actual	Waverly/ Gramercy/ Village Actual	Sub Total	Bill Blass Pro Forma	MaggieMoo's and Marble Slab Pro Forma	Waverly/ Gramercy/ Village Pro Forma	Sub Total
Revenues
Royalty revenues	$-	$2,333	$-	$2,333	$-	$2,510	$-	$2,510
Licensing revenues	4,280	-	1,486	5,766	4,763	-	4,854	9,617
Franchise fee revenues	-	904	-	904	-	1,673	-	1,673
Total revenues	4,280	3,237	1,486	9,003	4,763	4,183	4,854	13,800

Operating expenses

Selling, general and administrative	679	2,330	421	3,430	882	3,763	1,808	6,453
Professional fees	111	84	44	239	192	452	44	688
Depreciation and amortization	103	36	16	155	109	90	16	215
Total operating expenses	893	2,450	481	3,824	1,183	4,305	1,868	7,356

Operating income (loss)	3,387	787	1,005	5,179	3,580	(122)	2,986	6,444

Other income (expense)
Interest expense	(375)	-	-	(375)	(375)	-	-	(375)
Interest income	6	3	-	9	6	3	-	9
Minority interest	(142)	-	-	(142)	(142)	-	-	(142)
Other	-	35	-	35	-	35	-	35

Income (loss) from continuing operations before income taxes	2,876	825	1,005	4,706	3,069	(84)	2,986	5,971

Income tax expense	-	-	-	-	-	-	-	-

Net income (loss) from continuing operations	$2,876	$825	$1,005	$4,706	$3,069	$(84)	$2,986	$5,971

Previously Acquired Entities (Pro Forma) for the year ended December 31, 2006 is calculated as follows:

NEXCEN BRANDS INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS OF PREVIOUSLY ACQUIRED ENTITIES
For the Year Ended December 31, 2006

(in thousands)
	To Exclude: TAF For the Year Ended Dec. 31, 2006	To Include: TAF For the Year Ended Dec. 31, 2006	Bill Blass Acquired	MaggieMoo's and Marble Slab Acquired	Waverly Brands Acquired	Pro Forma Adjustments		Previously Acquired Entities Pro Forma Consolidated
Revenues
Royalty revenues	$(1,175)	$7,140	$-	$6,073	$-	$-		$12,038
Licensing revenues	-	-	6,687	-	6,314	2,836	(1)	15,837
Franchise fee revenues	(749)	2,382	-	4,330	-	-		5,963
Food sales	-	-	-	2,342	-	(2,342)	(2)	-
Total revenues	(1,924)	9,522	6,687	12,745	6,314	494		33,838

Operating expenses (income)
Cost of sales	-	-	-	620	-	(620)	(2)	-
Selling, general and administrative	(724)	3,576	2,228	11,671	3,693	(1,730)	(2)	18,714
Professional fees	-	-	700	681	-	-		1,381
Depreciation and amortization	(22)	1,266	1,452	265	-	(2,245)	(3)	716
Total operating expenses	(746)	4,842	4,380	13,237	3,693	(4,595)		20,811

Operating (loss) income	(1,178)	4,680	2,307	(492)	2,621	5,089		13,027

Other income (expense)
Interest expense	-	(4,738)	(1,653)	(56)	-	4,260	(4)	(2,187)
Interest income	(4)	862	142	42	-	(142)	(4)	900
Other	-	-	-	742	-	-		742

Income (loss) from continuing
operations before income taxes	(1,182)	804	796	236	2,621	9,207		12,482

Provision for income taxes:
Current	(289)	326	1,134	67	-	(1,201)	(5)	37
Deferred	-	-	-	-	-	-		-

Net income (loss) from
continuing operations	$(893)	$478	$(338)	$169	$2,621	$10,408		$12,445

Pro Forma Adjustments: Previously Acquired Entities - includes the following pro forma adjustments applicable to the statements of operations of TAF, Bill Blass, MaggieMoo’s, Marble Slab and Waverly Brands for the year ended December 31, 2006 (the basis of which are more fully described in the Form 8-K filed on November 14, 2006, the Form 8-K/A filed on May 3, 2007, the Form 8-K/A filed on May 10, 2007 and the Form 8-K/A filed on July 18, 2007).

(1)	Licensing revenue:
Guaranteed royalties - New Agreement	$5,000
Historical royalties and fees under licenses for substantially identical
products and categories	2,164
Pro forma adjustment - licensing revenue	$2,836

This adjustment represents the excess of the minimum annual guaranteed royalty as specified in the New Agreement over the royalty income earned and included in the historical financial statements for the same product categories licensed under then existing agreements.

(2)	Retail operations:
Food Sales	$2,342
Less: Cost of goods sold	(620)
Operating expenses	(1,730)
Pro forma adjustment - retail operations	$(8)

To reflect the divestiture of MaggieMoo’s and Marble Slab owned and operated retail stores

(3)	Depreciation and amortization:
Depreciation and amortization of intangibles and other assets
for the year ended December 31, 2006	$(2,788)
Depreciation and amortization of intangibles and other assets
under NexCen Brands, Inc.	543
Pro forma adjustment - depreciation and amortization	$(2,245)

The Company has evaluated the estimated useful lives of trademarks to be acquired based on an analysis of ongoing revenue associated with TAF’s, MaggieMoo’s and Marble Slab’s existing franchise agreements, and Bill Blass’ and Waverly Brands’ expected revenues from products currently and potentially licensed.

(4)	Interest expense and interest income:
Interest expense for the year ended December 31, 2006	$(6,447)
Pro forma interest expense on debt incurred in connection with Waverly Brands acquisition	2,187
Pro forma adjustment - interest income	$(4,260)

Interest income for the year ended December 31, 2006	$(142)
Elimination of interest income due to the Company not acquiring interest in Blass’ restricted cash	-
Pro forma adjustment - interest expense	$(142)

(5)	Provision for income taxes - The Company has federal income tax loss carryforwards available of approximately $777 million at December 31, 2006 that expire between 2011 and 2026. The Company anticipates that it will be able to utilize these tax loss carryforwards to substantially reduce or eliminate any current federal income tax liabilities relating to the income of TAF, Bill Blass, Waverly Brands, MaggieMoo’s and Marble Slab. The historical current amount of income taxes reflected in the unaudited pro forma consolidated statements of operations of all the entities has been eliminated.